UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 21, 2015

VYSTAR CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	000-53754	20-2027731
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2480 Briarcliff Rd NE, #6, Suite 159, Atlanta, GA	30329
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(866) 674-5238

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company’s Shareholders was held on August 21, 2015. Matters submitted to the shareholders and voted upon at the meeting, which are more fully described in the Company’s proxy statement, are as follows: (1) election of five members to the Board of Directors; and (2) ratification of the appointment of Porter Keadle Moore, LLC, as independent registered public accounting firm for the year ending December 31, 2015.

The following is a summary of the votes cast for and against, as well as the number of abstention and broker non-votes, as to each proposal, including a separate tabulation with respect to each nominee for director.

VOTES
	For	Against	Abstentions	Broker Non-Votes
(1) Election of five members to the Board of Directors:

William R. Doyle	44,431,902	257,000	87,450	0
Mitsy Y. Mangum	44,401,902	172,000	202,450	0
Thomas L. Mills	44,516,902	172,000	87,450	0
Michael X. Ianacone	44,401,902	172,000	202,450	0
Dr. Ranjit K. Matthan	44,401,902	172,000	202,450

(2) Ratification of appointment of Porter Keadle Moore, LLC as independent registered public accounting firm for the year ended December 31, 2015	57,169,614	0	423,897	0

A quorum of 57,169,614 shares were present at the meeting in person or by proxy, representing 67.87% of the Company’s outstanding voting shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYSTAR CORPORATION

September 16, 2015

	By:	/s/ William R. Doyle
William R. Doyle
Chairman, President and
Chief Executive Officer